Exhibit 99.1

PRESS RELEASE

NRG Yield, Inc. Reports Second Quarter 2015 Financial Results, Acquires Interest in Desert Sunlight, and Updates Guidance

Financial Highlights

•                  $187 million of Adjusted EBITDA for second quarter 2015

•                  $26 million of Cash Available for Distribution (CAFD) for second quarter 2015

•                  $0.20 per share quarterly dividend to Class A and Class C common stock ($0.80 per share annualized) paid on June 15, 2015 to shareholders of record as of June 1, 2015

•                  Announcing increase in common stock dividend payable in third quarter of 2015 by 5% over the current quarterly dividend rate, a 15% increase over third quarter 2014

Completed New Corporate Financings

•                  Issued 28,198,000 shares of Class C common stock at $22.00 per share

•                  Issued $287.5 million of senior unsecured convertible notes

Acquired 25% Interest in Desert Sunlight

•                  Acquired a 25% interest in the Desert Sunlight Solar Farm in Riverside, CA from GE Unit (NYSE: GE) GE Energy Financial Services for approximately $285 million, subject to working capital adjustments, plus the assumption of $287 million of non-recourse project level debt

NRG Energy, Inc. Offer of ROFO Assets

•                  NRG Energy, Inc. (NRG) offered NRG Yield the opportunity to purchase a 75% interest in a portfolio of twelve wind facilities consisting of assets acquired in the EME transaction

Updating Guidance

•                  Reducing 2015 Adjusted EBITDA guidance from $690 million to $660 million and 2015 CAFD guidance from $195 million to $160 million to reflect lower expected wind production across the fleet and a modified pace of residential solar deployments by NRG Home Solar over the balance of 2015, partially offset by the impact of acquisitions

•                  Excluding the impact of future drop downs, NRG Yield expects its existing portfolio to deliver $760 million of Adjusted EBITDA and $245 million of CAFD on an annual run rate basis

•                  Targeting $0.25 per share quarterly dividend ($1.00 per share annualized) by the fourth quarter 2016, a 19% increase over the current rate and a 67% increase since our first post-IPO dividend in the fourth quarter 2013

PRINCETON, NJ; August 4, 2015 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported second quarter 2015 financial results including Adjusted EBITDA of $187 million and CAFD of $26 million. Net income attributable to Class A and Class C stockholders for the three months ended June 30, 2015 was $10 million or $0.15 per Class A and Class C common share.

“NRG Yield continues to be one of the most prudently robust and diverse yieldcos in the market, allowing us to continue to transform the energy industry at an accelerated pace,” said David Crane, Chairman and CEO of NRG Yield. “While the industry as a whole underperformed this quarter, as a result of historically low wind resource, NRG Yield’s diversified asset portfolio provides lower potential volatility, enabling us to reaffirm both our current dividend and our anticipated trajectory of dividend growth going forward.”

Overview of Financial and Operating Results

Note 1: In accordance with GAAP, 2014 results have been recast to include the Drop Down Assets transferred to NRG Yield by NRG on June 30, 2014 and January 2, 2015 as if the combination has been in effect since the inception of common control.

Table 1: Selected Financial Results

	Three Months Ended		Six Months Ended
($ in millions)	6/30/15	6/30/14	6/30/15	6/30/14
Operating Revenue	$217	$173	$397	$313
Net Income	41	42	25	68
Adjusted EBITDA	187	141	309	233
Cash Available for Distribution	26	43	32	48

Segment Results

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/15	6/30/14	6/30/15	6/30/14
Conventional	$78	$79	$143	$131
Renewable	100	51	147	73
Thermal	12	13	25	33
Corporate	(3)	(2)	(6)	(4)
Adjusted EBITDA	$187	$141	$309	$233

Table 3: Net Income / (Loss)

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/15	6/30/14	6/30/15	6/30/14
Conventional	$33	$26	$59	$51
Renewable	24	20	(12)	15
Thermal	5	6	11	19
Corporate	(21)	(10)	(33)	(17)
Net Income	$41	$42	$25	$68

For quarter ended June 30, 2015, NRG Yield reported Net Income of $41 million, Adjusted EBITDA of $187 million, and CAFD of $26 million. Second quarter Adjusted EBITDA was higher than the same period in 2014 by $46 million primarily as a result of the acquisition of the Alta Wind portfolio in the third quarter 2014. Second quarter CAFD was $17 million lower than the same period in 2014 primarily as a result of the timing of the Alta Wind debt service and additional corporate interest.

Operational Performance

Table 4: Selected Operating Results

	Three Months Ended		Six Months Ended
(MWh and MWht in thousands)	6/30/15	6/30/14	6/30/15	6/30/14
Equivalent Availability Factor (Conventional)	96.5%	97.6%	89.4%	92.8%
Renewable Generation Sold (MWh)	1,181	563	1,904	774
Thermal Generation Sold (MWht)(1)	517	494	1,178	1,233

(1) Also includes Thermal MWh sold

For second quarter 2015, NRG Yield maintained strong safety performance with a 0.97 incident rate. Generation in the renewable segment was 110% higher in the second quarter versus the same period in 2014 as a result of the Alta acquisition. Although overall renewable generation was substantially higher from the addition of assets, our wind assets continue to experience historically low wind resource leading to a downward adjustment to expected wind production over the balance of the year.

Liquidity and Capital Resources

Table 5: Liquidity

($ in millions)	6/30/15	3/31/15	12/31/14
Cash and Cash Equivalents	$281	$114	$406
Restricted Cash	38	46	45
Total Cash	$319	$160	$451
Revolver Availability	196	219	412
Total Liquidity	$515	$379	$863

Total liquidity as of June 30, 2015 was $515 million, a decrease of $348 million from December 31, 2014. This reflects a decrease in revolver availability of $216 million and a decrease in cash of $132 million primarily used to fund drop down acquisitions from NRG.(1)

Distributed Generation Partnership

On May 8, 2015, NRG and NRG Yield completed the formation of a new partnership that will invest in and hold operating portfolios of distributed solar assets developed by NRG Renew, a subsidiary of NRG. Under the terms of the partnership agreement, NRG Yield will receive 95% of the portfolio economics until achieving a targeted return after which NRG will receive 95% of the economics.

NRG Yield has initially committed to invest up to $100 million of cash equity into the partnership, of which approximately $4 million has been invested to date. The partnership is expected to be fully funded within 18 months from formation.

Completed Acquisition of 25% Interest in Desert Sunlight

On June 29, 2015, NRG Yield acquired a 25 percent interest in the Desert Sunlight Solar Farm in Riverside, CA from GE for $285 million, subject to working capital adjustments, plus the assumption of $287million of non-recourse project level debt(2).

The acquisition, which results in an increase of 137.5 MW of operating solar capacity owned by NRG Yield, places the Company into a partnership with subsidiaries of NextEra Energy

(1)  See Appendix A-6 for YTD second quarter 2015 Sources and Uses of Liquidity detail

(2)  Reflecting the Company’s pro-rata share of non-recourse project level debt and Sumitomo Financial, who are the 50 percent and 25 percent owners of Desert Sunlight, respectively. The transaction is expected to contribute Adjusted EBITDA of $45 million and CAFD of $22 million on an annual run rate basis.

Completed Tax Equity Financing of Alta X and Alta XI Wind Facilities

On June 30, 2015, NRG Yield closed a new tax equity facility primarily to monetize production tax credits from the Alta Wind X and XI wind projects. This financing resulted in $119 million of cash proceeds after expenses. Proceeds from this transaction and a portion of the proceeds from the recently completed equity and debt offerings were utilized to repay the entire outstanding project indebtedness associated with Alta X and Alta XI wind facilities resulting in an increase in annual run rate CAFD of $28 million.

Completed Class C Common Stock Offering and Convertible Debt Issuance

On June 29, 2015, NRG Yield issued 28,198,000 shares of Class C common stock at $22.00 per share for net proceeds of $600 million. Additionally, NRG Yield issued $287.5 million of 3.25% convertible senior notes due 2020.  The net proceeds of both of these issuances were used for the acquisition of a 25% interest in the Desert Sunlight Solar Farm for $285 million(3), to repay a portion of the $491 million in debt associated with the Alta X and Alta XI wind facilities (in order to facilitate the tax equity financing transaction described above), and to repay a portion of the outstanding indebtedness under NRG Yield’s revolving credit facility.

Drop-Down of Assets from NRG

NRG offered the Company the opportunity to acquire a 75% stake in an 814 net MW portfolio of twelve wind projects consisting of assets acquired by NRG in the EME transaction and part of the expanded ROFO agreement. The portfolio is subject to a tax equity arrangement. The acquisition, subject to approval by NRG Yield’s independent directors, is expected to generate approximately $35 million in annual Adjusted EBITDA and $20 million of annual CAFD on a run rate basis(4). The wind assets included in the portfolio are:

•                  Elkhorn Ridge — 54 MW wind facility located in Bloomfield, NE

•                  San Juan Mesa — 90 MW wind facility located in Elida, NM

•                  Wildorado — 161 MW wind facility located in Vega, TX

•                  Crosswinds — 21 MW wind facility located in Ayrshire, IA

•                  Forward — 29 MW wind facility located in Berlin, PA

•                  Hardin — 15 MW wind facility located in Jefferson, IA

•                  Odin — 20 MW wind facility located in Odin, MN

•                  Sleeping Bear — 95 MW wind facility located in Woodward, OK

•                  Spanish Fork — 19 MW wind facility located in Spanish Fork, UT

•                  Lookout — 38 MW wind facility located in Berlin, PA

•                  Goat Wind — 150 MW wind facility located in Sterling City, TX

•                  Elbow Creek — 122 MW wind facility located in Howard County, TX

Quarterly Dividend Updates

On May 20, 2015, the Company’s Board of Directors declared a quarterly dividend on each of the Company’s Class A and Class C common stock of $0.20 per share ($0.80 per share

(3)  Subject to working capital adjustments

(4)  Reflects NRG Yield’s pro-rata share of EBITDA and CAFD expected to be generated by the portfolio on an annual run rate basis annualized) paid on June 15, 2015 to shareholders of record as of June 1, 2015. This equates to a 2.6% increase over the prior quarter.

On August 4, 2015, the Company announced the declaration of a quarterly dividend on Class A and Class C common stock of $0.21 per share ($0.84 per share annualized) payable on September 15, 2015 to shareholders of record as of September 1, 2015. This equates to a 5% increase over the prior quarter and a 15% increase year over year.

The Company’s common stock dividend is subject to available capital, market conditions and compliance with associated laws and regulations.

Seasonality

NRG Yield’s quarterly operating results and CAFD are significantly impacted by seasonal factors. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Adjusted EBITDA and CAFD include the following:

•                  Higher summer capacity prices from conventional assets

•                  Higher solar intensity during the summer months; and

•                  Debt service payments which are disbursed either quarterly or semi-annually, thereby allowing distributions to be allowed from the projects with non-recourse debt

The Company has taken into consideration the timing of such revenues and costs to ensure sufficient funds are available for distribution on a quarterly basis.

Financial Guidance

Due to the continued unusually low wind production across the fleet, the Company has revised its expectations for wind production over the balance of 2015. As a result of these reduced expectations, combined with a lower expected pace of deployments of residential solar leases from NRG, NRG Yield is updating full year guidance for Adjusted EBITDA to $660 million and CAFD to $160 million. The Company does not expect the reduction in 2015 Adjusted EBITDA and CAFD guidance to have any impact on either its current dividend or expected long-term dividend growth.

Without any effect to future acquisitions or drop downs, the Company expects the current portfolio to generate $760 million of Adjusted EBITDA and $245 million of CAFD on an annual run rate basis. Based on these updated annual run-rate projections, the Company is also targeting a quarterly dividend of $0.25 per share ($1.00 per share annualized) on each of the Company’s Class A and Class C common stock by the 4th quarter of 2016. This represents a 19% increase over the current annualized dividend rate and 67% increase since NRG Yield’s first dividend in the fourth quarter of 2013.

For third quarter 2015, the Company expects Adjusted EBITDA of $195 million and CAFD of $110 million, although actual results may vary depending on the operating performance of the assets.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Third Quarter	2015 Full Year	Annual Run Rate
Adjusted EBITDA	$195	$660	$760
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(45)	(101)	(119)
Cash distributions from unconsolidated affiliates	25	82	62
Cash interest paid	(54)	(241)	(234)
Maintenance capital expenditures	(7)	(15)	(20)
Change in other assets	66	(12)	(3)
Principal amortization of indebtedness	(70)	(213)	(201)
Estimated Cash Available for Distribution	$110	$160	$245

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close the drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, August 4, 2015, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:	Investors:

Karen Cleeve	Matt Orendorff
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

ITEM 1 — FINANCIAL STATEMENTS

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2015	2014 (a)	2015	2014 (a)
Operating Revenues
Total operating revenues	$217	$173	$397	$313
Operating Costs and Expenses
Cost of operations	67	53	142	113
Depreciation and amortization	59	54	113	78
General and administrative — affiliate	3	2	6	4
Acquisition-related transaction and integration costs	1	—	1	—
Total operating costs and expenses	130	109	262	195
Operating Income	87	64	135	118
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	9	14	10	15
Other income, net	—	—	1	1
Loss on debt extinguishment	(7)	—	(7)	—
Interest expense	(44)	(34)	(114)	(61)
Total other expense, net	(42)	(20)	(110)	(45)
Income Before Income Taxes	45	44	25	73
Income tax expense	4	2	—	5
Net Income	41	42	25	68
Less: Pre-acquisition net income of Drop Down Assets	—	17	—	25
Net Income Excluding Pre-acquisition Net Income of Drop Down Assets	41	25	25	43
Less: Net income attributable to noncontrolling interests (b)	31	19	20	33
Net Income Attributable to NRG Yield, Inc.	$10	$6	$5	$10
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A and Class C common shares outstanding - basic and diluted	35	23	35	23
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.15	$0.13	$0.07	$0.21
Dividends Per Class A Common Share	0.20	0.35	0.59	0.68
Dividends Per Class C Common Share	$0.20	N/A	$0.20	N/A

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

(b)  The calculation of income attributable to noncontrolling interests excludes pre-acquisition net income of the Drop Down Assets.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended June 30,		Six months ended June 30,
	2015	2014 (a)	2015	2014 (a)
	(In millions)
Net Income	$41	$42	$25	$68
Other Comprehensive Income (Loss), net of tax
Unrealized gain (loss) on derivatives, net of income tax benefit (expense) of ($4), $0, $4 and $0	21	(22)	4	(34)
Other comprehensive income (loss)	21	(22)	4	(34)
Comprehensive Income	62	20	29	34
Less: Pre-acquisition net income of Drop Down Assets	—	17	—	25
Less: Comprehensive income attributable to noncontrolling interests	46	1	31	8
Comprehensive Income (Loss) Attributable to NRG Yield, Inc.	$16	$2	$(2)	$1

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014 (a)
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$281	$406
Restricted cash	38	45
Accounts receivable — trade	98	85
Accounts receivable — affiliate	1	—
Inventory	29	27
Derivative instruments	4	—
Notes receivable	7	6
Deferred income taxes	14	16
Prepayments and other current assets	19	21
Total current assets	491	606
Property, plant and equipment
In service	4,919	4,796
Under construction	8	8
Total property, plant and equipment	4,927	4,804
Less accumulated depreciation	(449)	(338)
Net property, plant and equipment	4,478	4,466
Other Assets
Equity investments in affiliates	549	227
Notes receivable	13	15
Intangible assets, net of accumulated amortization of $64 and $36	1,389	1,423
Derivative instruments	4	2
Deferred income taxes	140	118
Other non-current assets	144	108
Total other assets	2,239	1,893
Total Assets	$7,208	$6,965

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

	June 30, 2015	December 31, 2014 (a)
	(In millions, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$407	$214
Accounts payable	23	20
Accounts payable — affiliate	60	46
Derivative instruments	43	48
Accrued expenses and other current liabilities	37	61
Total current liabilities	570	389
Other Liabilities
Long-term debt	4,336	4,573
Derivative instruments	44	69
Other non-current liabilities	52	49
Total non-current liabilities	4,432	4,691
Total Liabilities	5,002	5,080
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 182,848,000 (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) and 154,650,000 (Class A 34,586,250, Class B 42,738,750, Class C 34,586,250, Class D 42,738,750) shares issued and outstanding at June 30, 2015 and December 31, 2014	1	—
Additional paid-in capital	1,852	1,240
Retained earnings	8	3
Accumulated other comprehensive loss	(16)	(9)
Noncontrolling interest	361	651
Total Stockholders’ Equity	2,206	1,885
Total Liabilities and Stockholders’ Equity	$7,208	$6,965

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2015	2014 (a)
	(In millions)
Cash Flows from Operating Activities
Net income	$25	$68
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions in excess of equity in earnings of unconsolidated affiliates	18	(8)
Depreciation and amortization	113	78
Amortization of financing costs and debt discount/premiums	6	5
Amortization of intangibles and out-of-market contracts	26	1
Adjustment for debt extinguishment	7	—
Changes in deferred income taxes	—	5
Changes in derivative instruments	(35)	(5)
Changes in other working capital	(72)	(69)
Net Cash Provided by Operating Activities	88	75
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(37)	—
Acquisition of Drop Down Assets, net of cash acquired	(489)	(336)
Capital expenditures	(8)	(29)
Decrease in restricted cash	7	49
Decrease in notes receivable	3	5
Proceeds from renewable energy grants	—	137
Investments in unconsolidated affiliates	(313)	(15)
Other	—	11
Net Cash Used in Investing Activities	(837)	(178)
Cash Flows from Financing Activities
Contributions from noncontrolling interests	119	—
Capital contributions from NRG	—	2
Distributions and return of capital to NRG	—	(25)
Proceeds from the issuance of common stock	600	—
Payment of dividends and distributions to shareholders	(61)	(44)
Proceeds from issuance of long-term debt	575	386
Payment of debt issuance costs	(11)	(13)
Payments for long-term debt	(598)	(154)
Net Cash Provided by Financing Activities	624	152
Net (Decrease) Increase in Cash and Cash Equivalents	(125)	49
Cash and Cash Equivalents at Beginning of Period	406	59
Cash and Cash Equivalents at End of Period	$281	$108

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

Appendix Table A-1: Second Quarter 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	33	24	5	(21)	41
Plus:
Income Tax	—	—	—	4	4
Interest Expense, net	13	16	2	13	44
Depreciation, Amortization, and ARO Expense	20	34	4	—	58
Contract Amortization	1	12	1	—	14
Loss on Debt Extinguishment	7	—	—	—	7
Merger and Transaction Costs	—	—	—	1	1
Mark to Market (MtM) Losses/(Gains) on economic hedges	—	4	—	—	4
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	10	—	—	14

Adjusted EBITDA	78	100	12	(3)	187

Appendix Table A-2: Second Quarter 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	26	20	6	(10)	42
Plus:
Income Tax	—	—	—	2	2
Interest Expense, net	15	12	2	6	35
Depreciation, Amortization, and ARO Expense	34	15	5	—	54
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	4	—	—	8

Adjusted EBITDA	79	51	13	(2)	141

Appendix Table A-3: YTD June 30, 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	59	(12)	11	(33)	25
Plus:
Interest Expense, net	25	59	4	26	114
Depreciation, Amortization, and ARO Expense	42	62	9	—	113
Contract Amortization	2	23	1	—	26
Loss on Debt Extinguishment	7	—	—	—	7
Merger and Transaction Costs	—	—	—	1	1
Mark to Market (MtM) Losses/(Gains) on economic hedges	—	(3)	—	—	(3)
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	8	18	—	—	26

Adjusted EBITDA	143	147	25	(6)	309

Appendix Table A-4: YTD June 30, 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	51	15	19	(17)	68
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	26	23	4	8	61
Depreciation, Amortization, and ARO Expense	47	22	9	—	78
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	13	—	—	20

Adjusted EBITDA	131	73	33	(4)	233

Appendix Table A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/15	6/30/14	6/30/15	6/30/14
Adjusted EBITDA	187	141	309	233
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(22)	(21)	(35)	(34)
Cash distributions from unconsolidated affiliates	3	3	43	10
Cash interest paid	(65)	(33)	(122)	(55)
Maintenance Capital expenditures	(3)	(2)	(6)	(5)
Change in other assets	(29)	(30)	(66)	(52)
Principal amortization of indebtedness	(45)	(15)	(91)	(49)
Cash Available for Distribution	26	43	32	48

Appendix Table A-6: YTD Second Quarter 2015 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in the first half of 2015.

($ in millions)	Six months ended June 30, 2015
Sources:
Proceeds from Issuance of Class C Shares, net of expenses	$600
Proceeds from Convertible Debt, net of expenses	281
Proceeds from Revolver, net of payments	267
Proceeds from Alta X/XI Tax Equity, net of expenses	119
Net cash Provided by Operating Activities	88
Other Cash Inflows	10
Uses:
Acquisition of Businesses, net of cash acquired	526
Payments for Alta X/XI Long-Term Debt	491
Investments in unconsolidated affiliates	313
Payments for Long-Term Debt	91
Dividends and Distributions to NRG Yield. Inc. Shareholders and NRG Energy	61
Capital Expenditures	8

Change in Cash and Cash Equivalents	$(125)

Appendix Table A-7: Run-Rate Adjusted EBITDA and Cash Available for Distribution Reconciliation

The following table summarizes the calculation of adjusted EBITDA and cash available for distribution to net income:

($ in millions)	Desert Sunlight Run-Rate	Alta X-XI Tax Equity, net of Corp Debt Run-Rate(5)	75% interest of EME Wind Drop Down Run-Rate(6)
Income/(Loss) before Tax	13	—	(9)
Plus:
Interest Expense, net	—	—	10
Depreciation, Amortization, and ARO Expense	—	—	45
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	32	—	1
Adjusted EBITDA	45	—	47
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(45)	—	(10)
Cash distributions from unconsolidated affiliates	22	—	10
Tax Equity Proceeds	—	—	9
Distributions to non-controlling interest	—	(4)	(7)
Cash interest paid	—	11	(11)
Maintenance Capital expenditures	—	—	(1)
Principal amortization of indebtedness	—	21	(17)
Cash Available for Distribution	22	28	20

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

(5)  Alta reflects interest and principal savings on debt extinguishment of $491 million of non-recourse debt a run rate basis

(6)  75% interest in 814 net MW of wind assets primarily acquired by NRG in the EME transaction, Adjusted EBITDA will be consolidated on NRG Yield, 75% pro-rata Adjusted EBITDA is approximately $35 million

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.